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                                                                    EXHIBIT 15.1



February 19, 1998



To the Stockholders and Board of Directors of Cable Design Technologies Corporation:

We are aware that Cable Design Technologies Corporation has incorporated by reference in its Registration Statements on Form S-3 (Registration No. 333-00554); Form S-8 (Registration No. 33-73272); Form S-8 (Registration No. 33-78418); Form S-8 (Registration No. 333-2450); Form S-8 (Registration No. 333-
6743); and Form S-8 (Registration No. 333-17443) its Form 10-Q for the quarter ended January 31, 1998, which includes our report dated February 19, 1998, covering the unaudited interim financial statement information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the Act), that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                                        /s/  ARTHUR ANDERSEN LLP
                                                             ARTHUR ANDERSEN LLP